UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2015 (May 7, 2015)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2015, Range Resources Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, Energy Assets Operating Company, LLC, Range Energy Services Company, LLC, Range Production Company, LLC, Range Resources—Appalachia, LLC, Range Resources—Midcontinent, LLC and Range Resources—Pine Mountain, Inc. (collectively, the “Subsidiary Guarantors”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $750 million aggregate principal amount of its 4.875% Senior Notes due 2025 (the “Notes”) in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act. The Notes will be fully and unconditionally guaranteed by the Subsidiary Guarantors. The Notes will be issued at par for net proceeds of approximately $738 million after deducting the Initial Purchasers’ discounts and estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds from this offering to repay borrowings under its bank credit facility pending its intended redemption of all of its 6  3⁄4% senior subordinated notes due 2020, which it expects to complete in August 2015 using borrowings under its bank credit facility. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the Initial Purchasers or their affiliates are lenders under our bank credit facility and will receive a portion of the net proceeds from this offering used to repay our bank credit facility. In addition, certain of the Initial Purchasers or their affiliates may hold a portion of our 6  3⁄4% senior subordinated notes due 2020 that may be redeemed by us, and such Initial Purchasers or their affiliates may receive a portion of the net proceeds from this offering.

The Purchase Agreement contains customary representations and warranties of the parties, conditions to closing, indemnification rights and termination provisions. The Company has agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year other than the Notes for a period of 60 days after the date of the Purchase Agreement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Closing is scheduled to occur on May 14, 2015, subject to customary closing conditions.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On May 7, 2015, the Company issued a press release announcing that it intends, subject to market conditions, to offer $500 million in aggregate principal amount of senior notes due 2025 in a private placement to eligible purchasers. The Company intends to use the net proceeds to repay borrowings under its bank credit facility pending its intended redemption of all of its 6 3⁄4% senior subordinates notes due 2020, which it expects to complete in August 2015 using borrowings under its bank credit facility.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 7, 2015, the Company issued a press release announcing the pricing of $750 million aggregate principal amount of senior notes due 2025 at par, which will carry an interest rate of 4.875%. The Company expects that the net proceeds of the offering will be approximately $738 million and intends to use the net proceeds to repay borrowings under its bank credit facility pending its intended redemption of all of its 6  3⁄4% senior subordinates notes due 2020, which it expects to complete in August 2015 using borrowings under its bank credit facility. The Company expects to close the sale of the Notes on May 14, 2015, subject to the satisfaction of customary closing conditions. The size of the offering was increased from the previously announced $500 million to $750 million.

The Notes will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated May 7, 2015, among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.
99.1	Press Release, dated May 7, 2015, announcing private offering of notes.
99.2	Press Release, dated May 7, 2015, announcing pricing of private offering of notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Name:	Roger S. Manny
Title:	Chief Financial Officer

Date: May 12, 2015

EXHIBIT TABLE

Exhibit Number	Description
10.1	Purchase Agreement, dated May 7, 2015, among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.
99.1	Press Release, dated May 7, 2015, announcing private offering of notes.
99.2	Press Release, dated May 7, 2015, announcing pricing of private offering of notes.

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